EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 1998, with respect to the consolidated financial statements of Charles W. Carter Co. -- Los Angeles included in the
Registration Statement (Form S-1 No. 333-      ) and related Prospectus of
Transportation Components, Inc. for the registration of 5,500,000 shares of its common stock.

                                                         ERNST & YOUNG LLP

Los Angeles, California
April 17, 1998